SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act 1934
Date of Report (Date of earliest event reported): October 19, 2018
NEMAURA MEDICAL, INC.
(Exact name of registrant as specified in charter)
Nevada
(State or other jurisdiction of incorporation)
001-38355	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

Advanced Technology Innovation Centre, Loughborough University Science and Enterprise Parks, 5 Oakwood Drive, Loughborough, Leicestershire LE11 3QF United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	00 44 1509 222912
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On October 19, 2018, Nemaura Medical, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Maxim Group LLC, as sales agent (“Maxim”), pursuant to which the Company may offer and sell, from time to time, through Maxim (the “Offering”), up to $20,000,000 in shares of its common stock (the “Shares”), par value $0.001 per share. Any shares offered and sold in the Offering will be issued pursuant to the Company's Registration Statement on Form S-3 (File No. 333-210293) declared effective by the Securities and Exchange Commission (the “SEC”) on March 31, 2016, the prospectus and the prospectus supplement relating to the Offering that forms a part of the Form S-3.

Subject to the terms and conditions of the Distribution Agreement, Maxim will use its commercially reasonable efforts to sell the Shares from time to time, based on the Company's instructions. Under the Distribution Agreement, Maxim may sell the Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the Nasdaq Capital Market.

The Company has no obligation to sell any of the Shares.  The Company and Maxim may, upon notice to the other party, suspend the Offering for any reason and at any time.  The Offering will terminate upon the earlier of (a) October 19, 2019, (b) the sale of all common stock provided for in the prospectus supplement, (c) the earlier termination of the Distribution Agreement by either the Company upon ten (10) days’ prior written notice, or by Maxim, and (d) termination by mutual agreement of the Company and Maxim.  The Company intends to use the net proceeds from any “at-the-market” offering for general corporate purposes, which include, but are not limited to, clinical trials to support a US FDA submission, product launch in Europe and the development of new applications for the technology platform, specifically Lactic acid monitoring in the first instance.

Under the terms of the Distribution Agreement, Maxim will be entitled to a commission at a fixed rate of 3% of the gross sales price of Shares sold under the Distribution Agreement. The Company will also reimburse Maxim for certain expenses incurred in connection with the Distribution Agreement, and agreed to provide indemnification and contribution to Maxim with respect to certain liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed hereto as Exhibit 10.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there by any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

5.1	Opinion of Loeb & Loeb LLP.

10.1	Equity Distribution Agreement, dated as of October 19, 2018, by and between Nemaura Medical, Inc. and Maxim Group LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Nemaura Medical, Inc.
By: /s/ Dewan F. H. Chowdhury
Name: Dewan F. H. Chowdhury
Title: Chief Executive Officer

Dated: October 19, 2018